      As filed with the Securities and Exchange Commission on February 6, 1998
                                                     Registration No. 333-28553
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                KITTY HAWK, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                75-2564006
-------------------------------          ------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

               1515 WEST 20TH STREET
                 P.O. BOX 612787
DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS          75261
----------------------------------------------        ----------
  (Address of Principal Executive Offices)            (Zip Code)


       KITTY HAWK, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

                    ---------------------------------------
                            (Full title of the Plan)

                               M. TOM CHRISTOPHER
                            CHIEF EXECUTIVE OFFICER
                             1515 WEST 20TH STREET
                                P.O. BOX 612787
              DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS 75261
              ----------------------------------------------------
                    (Name and address of agent for service)

                                 (972) 456-2200
       -----------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                With a copy to:
                                MICHAEL M. BOONE
                                 GREG R. SAMUEL
                             Haynes and Boone, LLP
                                901 Main Street
                             3100 NationsBank Plaza
                            Dallas, Texas 75202-3789
                                 (214) 651-5000




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

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Kitty Hawk, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;


         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

         (e) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

         (f)     The Company's Form 8-K dated December 4, 1996;

         (g)     The Company's Form 8-K dated September 17, 1997;

         (h)     The Company's Amendment No. 1 to its Form 8-K dated
                 November 6, 1997;

         (i)     The Company's Form 8-K dated November 19, 1997;

         (j) The Company's Transition Report on Form 10-K for the transition period from September 1, 1996 to December 31, 1996;

         (k) The Company's Amendment to its Transition Report on Form 10-K/A filed with the Commission on April 7, 1997; and

         (l) The description of Common Stock set forth in "Item 1. Description of Registrant's Securities to be Registered," included in the Company's Registration Statement on Form 8-A as filed with the Commission on October 1, 1996.


         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Item 5.  Interests of Named Experts and Counsel.

                                 Legal Matters

         The validity of the shares of Common Stock being sold in this offering will be passed upon for the Company by Haynes and Boone, LLP of Dallas, Texas, special counsel to the Company.

                                    Experts

         The consolidated financial statements of Kitty Hawk, Inc. appearing in Kitty Hawk, Inc.'s Annual Report on Form 10-K for the fiscal year ended August 31, 1996 and Transition Reports on Form 10-K and 10-K/A for the transition period from September 1, 1996 to December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.



     The combined financial statements of American International Airways, Inc. and related companies as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, and the related financial schedule incorporated by reference from Kitty Hawk, Inc.'s Form 8-K dated November 19, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph which indicates that there are matters that raise substantial doubt about the ability of American International Airways, Inc. and related companies to continue as a going concern). The statements of certain assets sold of AIA for the years ended December 31, 1996 and 1995, and the related statements of revenues and direct expenses for the years ended December 31, 1996 and 1995 incorporated by reference from Kitty Hawk, Inc.'s Amendment No. 1 to Form 8-K dated November 6, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference. Such reports have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers

         The Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the General Corporation Law of the State of Delaware ("Delaware Code") nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to the Company or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

         The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by the Delaware Code. Pursuant to the provisions of Section 145 of the Delaware Code, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 8.  Exhibits


Exhibit No.      Exhibit
-----------      -------
   4.1     -     Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Company's Registration Statement on Form
                 S-1 (Reg. No. 333-8307) dated as of October 1996 (the "1996 Form S-1") and incorporated by reference herein.

   4.2     -     Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration
                 Statement on Form S-1 (Reg. No. 33-85698) dated as of December 1994 (the "1994 Form S-1") and incorporated by reference herein.

   4.3     -     Amendment No. 1 to the Certificate of Incorporation of the Company, filed as Exhibit 3.3 to the 1994
                 Form S-1 and incorporated by reference herein.

   4.4      -    Amended and Restated Bylaws of the Company, filed as Exhibit 3.3 to the Company's Registration Statement on Form S-4 (Reg. No. 333-43645) and incorporated by reference herein.

   4.6     -     Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase Plan, filed as Exhibit 10.30 to the 1996
                 Form S-1 and incorporated by referenced herein.

   5.1**   -     Opinion of Haynes and Boone, LLP with respect to validity of issuance of securities.

  23.1*    -     Consent of Ernst & Young LLP.

  23.2**   -     Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

  23.3*    -     Consent of Deloitte & Touche, LLP.


----------------


         *  Filed herewith.
         ** Previously filed.


Item 9.  Undertakings

         (a)     The undersigned registrant hereby undertakes:

                 (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange

Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

THE COMPANY:


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of January, 1998.



                                        KITTY HAWK, INC.


                                        By:  /s/ Richard R. Wadsworth
                                           ------------------------------------
                                                 Richard R. Wadsworth

                                           Senior Vice President - Finance,
                                           Chief Financial Officer, Secretary,
                                                     and Director




Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of January, 1998.



                 Name                                         Capacities
                 ----                                         ----------
 /s/ M. TOM CHRISTOPHER                            Chairman of the Board of Directors,
-------------------------------------------        and Chief Executive Officer
           M. Tom Christopher

 /s/ TILMON J. REEVES                              President and Director
-------------------------------------------
            Tilmon J. Reeves

 /s/ CONRAD A. KALITTA                             Vice Chairman and Director
-------------------------------------------
             Conrad A. Kalitta


 /s/ RICHARD R. WADSWORTH                          Senior Vice President - Finance and
-------------------------------------------        Chief Financial Officer (Principal Financial
          Richard R. Wadsworth                     and Accounting Officer) and Secretary

 /s/ PHILIP J. SAUDER                              Director
-------------------------------------------
            Philip J. Sauder


 /s/ TED J. COONFIELD                              Director
-------------------------------------------
            Ted J. Coonfield

 /s/ GEORGE W. KELSEY                              Director
-------------------------------------------
            George W. Kelsey

 /s/ LEWIS S. WHITE                                Director
-------------------------------------------
             Lewis S. White



                                 EXHIBIT INDEX



Exhibit No.      Description
-----------      -----------
   4.1     -     Specimen Common Stock Certificate, filed as Exhibit 4.1 to the
                 Company's Registration Statement on Form S-1 (Reg. No. 333-8307)
                 dated as of October 1996 (the "1996 Form S-1") and incorporated by reference herein.

   4.2     -     Certificate of Incorporation of the Company, filed as Exhibit
                 3.1  to the Company's Registration Statement on Form S-1 (Reg. No.
                 33-85698) dated as of December 1994 (the "1994 Form S-1") and incorporated by reference herein.

   4.3     -     Amendment No. 1 to the Certificate of Incorporation of the
                 Company, filed as Exhibit 3.3 to the 1994 Form S-1 and
                 incorporated by reference herein.

   4.4     -     Amended and Restated Bylaws of the Company, filed as Exhibit 3.3 to the Company's Registration Statement on Form S-4 (Reg. No. 333-43645)
                 and incorporated by reference herein.

   4.6     -     Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase
                 Plan, filed as Exhibit 10.30 to the 1996 Form S-1 and
                 incorporated by referenced herein.

   5.1**   -     Opinion of Haynes and Boone, LLP with respect to validity of issuance of securities.

  23.1*    -     Consent of Ernst & Young LLP.

  23.2**   -     Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

  23.3*    -     Consent of Deloitte & Touche, LLP.



-----------------


         *  Filed herewith.
         ** Previously filed.